EXHIBIT 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30604) pertaining to the Non-Statutory Stock Option Plan for Directors and the Stock Incentive Plan of the Franklin Holding Corporation of our report dated March 5, 2004 (except for Note 13, as to which the date is March 19, 2004), with respect to the consolidated financial statements and financial highlights of Franklin Capital Corporation (formerly The Franklin Holding Corporation) in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                     ERNST & YOUNG LLP


New York, New York
March 30, 2004